Exhibit 99.3

 March 29, 2005


PricewaterhouseCoopers LLP
300 Madison Avenue
New York, New York 10017

Dear Sirs:

The undersigned duly authorized representative of A.I. Credit Corp, AICCO, Inc. ("AICCO I"), AICCO, Inc. ("AICCO II), Imperial Premium Finance, and Imperial Premium Funding Inc. (collectively, the "Servicers") as Servicers pursuant to the Series 2004-1 AICCO Premium Finance Master Trust, (the "Trust"), Sale and Servicing Agreement dated November 8, 1999 (the "Sales and Servicing Agreement") by and among the Servicers and JP Morgan Chase, as indenture trustee (the "Trustee"), do hereby certify that the Servicers have complied in all material respects with the following sections of Article 5 of the Trust's Base Indenture (as supplemented by the 2004-1 Series Supplement), and Article III and IV of the Trust's Sales and Servicing Agreement as noted below, subclause (c) of Section
2.01 of the Trust's Sales and Servicing Agreement and subclause (ii)(A) of subsection 2.06(d) of the Trust's Sales and Servicing Agreement (copies of these sections are attached).:


Article II (Sales and Servicing Agreement)
------------------------------------------
|X|      Section 2.01 (c)
|X|      Section 2.06(d)(ii)(A)

Article II (Base Indenture)
---------------------------
|X|      Section 2.20 (Not applicable)

Article III (Sales and Servicing Agreement)
-------------------------------------------
|X|      Any Section marked as "Reserved" is not applicable
|X|      Section 3.01 (a), (c), (d), (e), (f), (g), (h)
|X|      Section 3.02
|X|      Section 3.03 (Not applicable)
|X|      Section 3.04 (b), (c), (d)
|X|      Section 3.05
|X|      Section 3.06
|X|      Section 3.07
|X|      Section 3.08
|X|      Section 3.09

Article IV (Sales and Servicing Agreement)
------------------------------------------
|X|      Any Section marked as "Reserved" is not applicable
|X|      Section 4.01
|X|      Section 4.02
|X|      Section 4.03

Article 5 (Base Indenture)
--------------------------
|X|      Section 5.1
|X|      Section 5.2
|X|      Section 5.3
|X|      Section 5.4
|X|      Section 5.5
|X|      Section 5.6
|X|      Section 5.7
|X|      Section 5.8
|X|      Section 5.9

Article 5 (Series Supplement  2004-1)
----------------------------  -------
|X|      Any Section marked as "Reserved" is not applicable
|X|      Section 5.10
|X|      Section 5.11
|X|      Section 5.12
|X|      Section 5.13
|X|      Section 5.14
|X|      Section 5.15
|X|      Section 5.16
|X|      Section 5.17
|X|      Section 5.18
|X|      Section 5.19
|X|      Section 5.20
|X|      Section 5.21
|X|      Section 5.22
|X|      Section 5.23
|X|      Section 5.24
|X|      Section 5.25
|X|      Section 5.26
|X|      Section 5.27
|X|      Section 5.28
|X|      Section 5.29


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
    A.I Credit Corp.
    AICCO Inc. I
    AICCO Inc. II
    Imperial Premium Finance Inc.
    Imperial Premium Funding Inc.



By:  /s/ Jeffrey Lesnoy
     ---------------------------------
     Jeffrey Lesnoy
     Senior Vice President, Controller










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